UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6261 Katella Ave Ste 250, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KSHB	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2020, it was determined that Christopher Tedford would step down from his position as Chief Financial Officer of KushCo Holdings, Inc. (the “Company”). Mr. Tedford’s separation from the Company will be effective April 10, 2020 (the “Effective Date”). Mr. Tedford has been serving as the Company’s Chief Financial Officer since November 2018. Following the Effective Date, Stephen Christoffersen, the Company’s Executive Vice President of Corporate Development, will assume the role of Chief Financial Officer.

Mr. Christoffersen, 35, has served as the Company’s Executive Vice President of Corporate Development since November 2018, during which time he oversaw and managed the Company’s business development functions, including expanding the Company’s hemp trading and retail services divisions. Since Mr. Christoffersen joined the Company, he has played an active role in the Company’s capital raising efforts, partnerships, and strategic investments, including securing the Company’s line of credit with Monroe Capital, its partnership with C.A. Fortune, and its investment in and partnership with Xtraction Services, where he currently serves as a Board member. He brings nearly 15 years of capital markets, portfolio management, and corporate development experience to the role of Chief Financial Officer. Prior to joining KushCo, Mr. Christoffersen served as Vice President, Investment Strategist for Comerica Asset Management, where he managed a $500 million equity portfolio, oversaw asset allocation and investments, and advised on M&A and fundraising initiatives for several seed and growth stage companies. Previously, Mr. Christoffersen served as the Chief Financial Officer and Chief Operating Officer of Lawless Jerky, LLC, an emerging beef jerky brand, from August 2015 to November 2018, where he led the company’s financing rounds, improved its inventory turnover and management system, and renegotiated terms with key vendors. He received his Chartered Financial Analyst designation in 2015 and holds a Bachelor of Science in Finance from the University of Nevada, Las Vegas.

There are no related party transactions between the Company and Mr. Christoffersen, nor are there any arrangements pursuant to which he was appointed Chief Financial Officer. Mr. Christoffersen is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

Item 9.01.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by KushCo Holdings, Inc. on March 26, 2020 announcing the Company’s new strategic plan, leadership changes, and significant cost-cutting efforts to accelerate path to positive adjusted EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

March 26, 2020	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer